                                                                    EXHIBIT 12.2

              NATIONAL MEDICAL ENTERPRISES, INC. AND SUBSIDIARIES
   STATEMENT RE: COMPUTATION OF RATIO OF PRO FORMA EARNINGS TO FIXED CHARGES
                  For the six months ended November 30, 1994

                                       Historical    NME         NME      Historical    Pro Forma   Pro Forma
                                          NME     Adjustments As Adjusted    AMH       Adjustments   Combined
                                       ---------- ----------- ----------- ----------   -----------  -----------
Income from continuing
  operations before income taxes......  $183,246   $(31,900)    $151,346    $ 85,600     $(56,200)   $180,746
Less: Equity in Earnings of
  Unconsolidated Affiliates...........   (12,462)       100      (12,362)         -            -      (12,362)

Add:
  Cash dividends received from
    unconsolidated affiliates.........       894         -           894          -            -          894
  Portion of rents representative
    of interest.......................    13,014       (188)      12,826       8,900           -       21,726
  Interest, net of capitalized
    portion...........................    35,006         -        35,006      79,700       51,100     165,806
  Amortization of previously
    capitalized interest..............     1,939         -         1,939          -            -        1,939
                                        --------   --------     --------    --------     --------    --------
Income, as adjusted...................  $221,637   $(31,988)    $189,649    $174,200     $ (5,100)   $358,749
                                        ========   ========     ========    ========     ========    ========
Fixed charges:

Interest, net of capitalized
  portion.............................  $ 35,006   $     -      $ 35,006    $ 79,700     $ 51,100    $165,806
Capitalized interest..................     2,225         -         2,225       1,500           -        3,725
Portion of rents representative
  of interest.........................    13,014       (188)      12,826       8,900           -       21,726
                                        --------   --------     --------    --------     --------    --------
Total fixed charges...................  $ 50,245   $   (188)    $ 50,057    $ 90,100     $ 51,100    $191,257
                                        ========   ========     ========    ========     ========    ========
Ratio of earnings to fixed charges:         4.4X                    3.8X        1.9X                     1.9X

                                                                    EXHIBIT 12.2

              NATIONAL MEDICAL ENTERPRISES, INC. AND SUBSIDIARIES
   STATEMENT RE: COMPUTATION OF RATIO OF PRO FORMA EARNINGS TO FIXED CHARGES

                                       Historical                           Historical
                                          NME                                  AMH
                                       Year Ended                          Year Ended                             Pro
                                         May 31,      NME        NME       August 31,     AMH          AMH       Forma     Pro Forma
                                          1994    Adjustments As Adjusted     1994     Adjustments As Adjusted Adjustments Combined
                                       ---------- ----------- ----------- ------------ ----------- ----------- ----------- ---------
Income from continuing
  operations before income taxes......  $359,901   $(35,300)   $324,601    $235,100     $(69,300)   $165,800   $(112,900)  $377,501
Less: Equity in Earnings of
  Unconsolidated Affiliates...........   (23,846)      (500)    (24,346)         -            -           -           -     (24,346)

Add:
  Cash dividends received from
    unconsolidated affiliates.........       178          -         178          -            -           -           -         178
  Portion of rents representative
    of interest.......................    30,728     (6,500)     24,228      16,300           -       16,300          -      40,528
  Interest, net of capitalized
    portion...........................    70,037     (5,000)     65,037     157,200           -      157,200     102,200    324,437
  Amortization of previously
    capitalized interest..............     3,784         -        3,784          -            -           -           -       3,784
                                        --------   --------    --------    --------     --------    --------   ---------   --------
Income, as adjusted...................  $440,782   $(47,300)   $393,482    $408,600     $(69,300)   $339,300   $ (10,700)  $722,082
                                        ========   ========    ========    ========     ========    ========   =========   ========
Fixed charges:

Interest, net of capitalized
  portion.............................  $ 70,037   $ (5,000)   $ 65,037    $154,500     $     -     $154,500   $ 102,200   $324,437
Capitalized interest..................     3,749          -       3,749       3,500           -        3,500          -       7,249
Portion of rents representative
  of interest.........................    30,728     (6,500)     24,228      16,300           -       16,300          -      40,528
                                        --------   --------    --------    --------     --------    --------   ---------   --------
Total fixed charges...................  $104,514   $(11,500)   $ 93,014    $174,300     $     -     $174,300   $ 102,200   $372,214
                                        ========   ========    ========    ========     ========    ========   =========   ========
Ratio of earnings to fixed charges:         4.2X                   4.2X        2.3X                     1.9X                   1.9X